SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2017 (May 30, 2017)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, Chembio Diagnostics, Inc. ("Chembio") announced that John J. Sperzel III, the Chief Executive Officer of the Company, is taking a medical leave of absence.  In connection with Mr. Sperzel's leave of absence, on May 30, 2017, the Chembio Board of Directors appointed Sharon Klugewicz, the Company's President Americas Region, and former Chief Operating Officer, as acting Chief Executive Officer.

Ms. Klugewicz, 49, joined Chembio in 2012.  She served as President Americas Region beginning in 2016, after having served as Chief Operating Officer and as Vice President Of QA/QC.  Prior to joining Chembio, Ms. Klugewicz served at Pall Corporation (NYSE: PLL) as Senior Vice President, Scientific & Laboratory Services, as well as other prior commercial and operational leadership positions in her 20-year tenure with Pall Corporation.

Chembio's experienced Executive Leadership Team also includes, Javan Esfandiari, Chief Science And Technology Officer and Executive Vice President, who has been with Chembio since 2000; Richard J. Larkin, Chief Financial Officer and Executive Vice President, who has been with Chembio since 2004; Robert Passas Ph.D., President EMEA and APAC Regions, who joined Chembio in 2016; Tom Ippolito, Vice President Of Regulatory Affairs, QA And QC, who has been with Chembio since 2005; Paul Lambotte, Vice President Product Development, who joined Chembio in 2014; and David Gyorke, Vice President Operations, who joined Chembio last January.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 30,  2017               CHEMBIO DIAGNOSTICS, INC.

By:    /s/ Richard Larkin
Richard Larkin
Chief Financial Officer and
Executive Vice President